Capital World Bond Fund
June 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$53,240
Class C	$1,663
Class T*	$-
Class F-1	$3,082
Class F-2	$16,270
Class F-3	$7,962
Total	$82,217
Class 529-A	$2,575
Class 529-C	$560
Class 529-E	$125
Class 529-T*	$-
Class 529-F-1	$356
Class R-1	$54
Class R-2	$776
Class R-2E	$19
Class R-3	$1,117
Class R-4	$1,061
Class R-5	$874
Class R-5E*	$-
Class R-6	$29,257
Total	$36,774
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1800
Class C	$0.1021
Class T	$0.1012
Class F-1	$0.1884
Class F-2	$0.2011
Class F-3	$0.2236
Class 529-A	$0.1736
Class 529-C	$0.1002
Class 529-E	$0.1575
Class 529-T	$0.0996
Class 529-F-1	$0.1956
Class R-1	$0.1079
Class R-2	$0.1149
Class R-2E	$0.1446
Class R-3	$0.1565
Class R-4	$0.1869
Class R-5E	$0.2086
Class R-5	$0.2155
Class R-6	$0.2211
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	293,564
Class C	15,662
Class T	1
Class F-1	16,011
Class F-2	49,525
Class F-3	72,672
Total	447,435
Class 529-A	14,891
Class 529-C	5,559
Class 529-E	803
Class 529-T	1
Class 529-F-1	1,859
Class R-1	468
Class R-2	6,692
Class R-2E	149
Class R-3	7,068
Class R-4	5,794
Class R-5	4,131
Class R-5E	5
Class R-6	112,630
Total	160,050
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$19.75
Class C	$19.42
Class T	$19.75
Class F-1	$19.70
Class F-2	$19.72
Class F-3	$19.74
Class 529-A	$19.80
Class 529-C	$19.55
Class 529-E	$19.68
Class 529-T	$19.75
Class 529-F-1	$19.68
Class R-1	$19.56
Class R-2	$19.54
Class R-2E	$19.71
Class R-3	$19.72
Class R-4	$19.74
Class R-5E	$19.73
Class R-5	$19.76
Class R-6	$19.75
* Amount less than one thousand